                                                        EXHIBIT 24
ING VARIABLE ANNUITIES
                          POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of Golden American Life Insurance Company ("Golden American"), constitute and appoint Myles R. Tashman, and Marilyn Talman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following Golden American registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

Variable Annuity Product named Golden Select Access One

* Initial registration of Contracts under Separate Account B of Golden American's Registration Statement on Form N-4 (Nos. 333-_____; 811-5626).

* Initial registration of fixed account interests on Golden American's Registration Statement on Form S-1 (No. 333-_____).

SIGNATURE                TITLE                         DATE
---------                -----                         ----

/s/Barnett Chernow
-----------------------  Director, Chairman of     March 20, 2000
Barnett Chernow           the Board of
                          Directors and President
/s/Myles R. Tashman
-----------------------  Director, Executive       March 20, 2000
Myles R. Tashman          Vice President,
                          General Counsel and
                          Secretary
/s/E. Robert Koster
-----------------------  Senior Vice President     March 16, 2000
E. Robert Koster          and Chief Financial
                          Officer

/s/Michael W. Cunningham
-----------------------  Director                  March 18, 2000
Michael W. Cunningham

/s/Phillip R. Lowery
-----------------------  Director                  March 18, 2000
Phillip R. Lowery

/s/Mark A. Tullis
-----------------------  Director                  March 17, 2000
Mark A. Tullis

1475 Dunwoody Drive            GoldenSelect Series
West Chester, PA 19380-1478    Issued by Golden American Life Insurance Company